Exhibit 10.75

EXECUTION

AMENDMENT NO. 9

TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 9 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of October 29, 2018 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 13, 2014, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

SECTION 1.   Definitions.  Section 1 of the Existing MLPSA is hereby amended by:

1.1       deleting the definitions of “Expiration Date”,  “Master Repurchase Agreement” and “Net Income” in their entirety and replacing them with the following:

“Expiration Date”:  The earlier of (i) October 28, 2019, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Master Repurchase Agreement”:  That certain Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018, among Purchaser, Seller, Guarantor and other buyers thereto, together with all amendments, modifications, supplements, restatements and replacements thereof.

“Net Income”: For any period, the net income of any Person for such period as determined in accordance with GAAP.

1.2       deleting the definitions of “Adjusted Tangible Net Worth” and “Liquidity” in their entirety.

SECTION 2.   Procedures for Purchases of Participation Certificates; Facility Fee.  Section 2 of the Existing MLPSA is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a)        Purchaser may, in its sole discretion from time to time until the Expiration Date, but shall have no obligation to, purchase one or more Participation Certificates from Seller; provided,  that the conditions set forth in Section 10(a)(xii) shall have been satisfied and the Aggregate Purchase Price of such Participation Certificates owned by Purchaser at any given time shall not exceed the Aggregate Transaction Limit; provided further, that no Potential Default or Event of Default exists.  In connection with Purchaser’s purchase of any such Participation Certificate, Seller, on behalf of Purchaser, shall arrange for the Delivery to Purchaser of a Security backed by the Related Mortgage Loans, which Security shall be subject to a Takeout Commitment.  The purchase of any Participation Certificate shall be subject to (i) the receipt by Purchaser of the documents listed in Exhibit C from Seller, in form and substance satisfactory to Purchaser, together with such other information as Purchaser may reasonably request, (ii) the execution of the Custodial Agreement relating to the Participation Certificate by Seller and Custodian and the Electronic Tracking Agreement relating to the Related Mortgage Loans by Seller, MERS and Electronic Agent, and delivery thereof to Purchaser, (iii) Purchaser’s determination that it has satisfactorily completed its due diligence review of Seller’s operations, business, financial condition and underwriting and origination of the Related Mortgage Loans, which review may be conducted by Purchaser from time to time, (iv) the receipt by Purchaser of Seller’s wire instructions, in form and substance satisfactory to Purchaser, (v) no Affiliate Fund being in default under any Indebtedness of such Affiliate Fund with Purchaser or any of Purchaser’s Affiliates and (vi) Seller shall not have permitted, for the immediately prior Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.  In accordance with the provisions of the Electronic Tracking Agreement, the Seller shall, at its sole cost and expense, (1) cause each Related Mortgage Loan with respect to which a Participation Certificate is to be sold to the Purchaser on a Purchase Date, the Mortgage for which is recorded in the name of MERS, to be designated a MERS Mortgage Loan and (2) cause the Purchaser to be designated an Associated Member (as defined in the MERS Procedure Manual attached as Exhibit B to the Electronic Tracking Agreement) with respect to each such MERS Mortgage Loan.  Notwithstanding the satisfaction of the conditions specified in this Section 2(a) or anything else herein or in any other Program Document to the contrary, Purchaser is not obligated to purchase any Participation Certificate offered to it hereunder.

SECTION 3.   Covenants of Seller.  Section 10 of the Existing MLPSA is hereby amended by deleting subsection (j) in its entirety and replacing it with the following:

(j)         Seller is in compliance with the financial covenants set forth in Section 9.1 of the Master Repurchase Agreement.

SECTION 4.   Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

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SECTION 5.   Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1       Delivered Documents.  On the Amendment Effective Date, the Purchaser shall have received this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

5.2       Facility Fee.  Seller shall have paid to Purchaser in immediately available funds that portion of the Facility Fee due and payable on the Amendment Effective Date.

SECTION 6.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.   Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.   Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

SECTION 10. Reaffirmation of Guaranty.  The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:	/s/ Adam Robitshek

Name: Adam Robitshek

Title: Vice President

Signature Page to Amendment No. 9 to Mortgage Loan Participation Purchase and Sale Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh

Name: Pamela Marsh

Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh

Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 9 to Mortgage Loan Participation Purchase and Sale Agreement